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                          UNITED STATIONERS SUPPLY CO.

                           DEFERRED COMPENSATION PLAN



                               ARTICLE I.  PURPOSE

The purpose of the Plan is to assist a select group of key management in their financial and retirement planning by providing a means for the deferral of a portion of their current compensation. It is anticipated that this will aid in attracting and retaining the key management required for the continued growth and profitability of United Stationers Inc. and its subsidiaries.


                           ARTICLE II.  PARTICIPATION


1. ELIGIBILITY. All officers of United Stationers Supply Co. are eligible to participate in the Plan. Other key management employees occupying positions of significant responsibility for the success of the Company may be invited to participate by the Committee. After notification of eligibility from the Committee, an employee may participate by complying with the provisions of paragraph 2.

2. ELECTION TO DEFER. Each Participant may elect to defer any portion of future compensation, either base salary (Exhibit I) or cash bonus (Exhibit II), or both, by filling out Designation of Amount to be Treated as a Deferred Amount Form(s) stating the amount to be deferred either as a dollar amount or as a percentage of compensation. The election to defer any bonus payments must be submitted to the Committee on or before August 31 preceding the fiscal year to which the election applies. The election to defer base salary must be submitted on or before December 31 preceding the calendar year to which the election applies. However, for the first year in which the Plan is in effect or in which the employee becomes eligible, the Participant must make the election within 30 days after the date the Plan is effective or the employee becomes eligible. A new Designation Form(s) must be submitted each year. In no event will the Company agree to defer an amount less than $5,000 annually.

3.  DEFERRED ACCOUNTS.

     (a) The Company shall establish an unfunded Deferred Bookkeeping Account for each Participant. Such Account shall be credited with the amount of compensation deferred and reduced by each payment.


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     (b)  The amount credited to each Participant's Account is assumed to earn interest at the Treasury Bill rate. However, no interest will be accrued if the
deferral period is for less than one full year.   The assumed interest shall be
credited to each Participant's Account as of the end of each calendar quarter or such shorter applicable period. Interest shall compound on a quarterly basis and if interest is credited for a shorter applicable period, on the basis of and for such shorter applicable period. Notwithstanding the foregoing, the Committee may at any time or from time to time change or otherwise modify the basis or the method of calculating and crediting such interest, provided that the change or modification does not adversely affect the balance of the Participant's Account at the time of the change or modification.

4. COMPANY LIABILITY. The rights granted to the Participant or any beneficiary shall be solely those of a general unsecured creditor. The Plan constitutes a
mere promise by the employer to make benefit payments in the future.   The Plan,
and any action taken pursuant to it, are not to be construed as creating a fiduciary relationship of any kind.


                    ARTICLE III. PAYMENT OF DEFERRED AMOUNTS

1. METHOD OF PAYMENT. All payments will be made in cash. The Participant shall submit a Payment Election Form (Exhibit III) simultaneously with the filing of the initial Designation of Amount to be treated as a Deferred Amount Form, electing a lump sum payment, or not more than four installments per year, or any other method acceptable to the Committee, and also designating the year payments shall commence. The lump-sum payment will be made on the first regular payday during the month and the year selected by the Participant. Other payments will be made in not more than quarterly installments commencing the first day of the calendar quarter selected by the Participant.

2. ACCELERATED PAYMENTS. An accelerated payment may be made to a Participant or his or her beneficiary (as designated under paragraph 3) in the case of Participant's retirement, death, disability retirement, voluntary or involuntary termination of employment, a change in control of the Company, or in the event of unforseeable emergency, as determined by the Committee.

     (a) In the case of death or disability of the Participant any time prior to receiving the full balance of his or her deferred account, the remaining balance shall be paid to the Participant, if living, or to the Participant's beneficiary if not, in one lump sum as soon as reasonably practicable after determination by the Committee that disability or death has occurred. If no beneficiary has been designated, or none survives, the payment will be to the Participant's estate. If a beneficiary survives, but is a minor or is legally disabled, the


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payment may be to any person deemed by the Committee to have incurred expenses for such beneficiary unless a prior claim has been made by a duly appointed guardian or legal representative.

     (b) An unforseeable emergency for purposes of the Plan is an unanticipated emergency caused by an event beyond the control of the Participant or the Participant's beneficiary that would result in severe financial hardship to the individual if early withdrawal is not permitted. In the case of a financial emergency the Participant may apply to the Committee in writing for an accelerated payment. Only that portion of the Deferred Account necessary to meet the emergency, as determined by the Committee, shall be paid. The application must supply all information necessary to make such a determination.

3. DESIGNATION OF BENEFICIARY. Each Participant shall have the continuing right to designate a beneficiary. A Beneficiary Designation Form (Exhibit IV) may be submitted to the Committee at any time. A change in beneficiary may be made by submitting a revised Form to the Committee. Consent of any person previously named is not required.


                          ARTICLE IV.   ADMINISTRATION.

The Plan shall be administered by the members of the Compensation Committee of the Board of Directors of United Stationers Inc. The Committee may adopt such rules for carrying out the provisions and purposes of the Plan as it deems advisable. The Committee's interpretations and determinations of any question arising under the Plan or any such rule shall be conclusive if not inconsistent with the provisions and purposes of the Plan. No member of the Committee shall be liable for any action taken or omitted in connection with the Plan unless attributable to his or her own willful misconduct or lack of good faith.


                            ARTICLE V.  MISCELLANEOUS

1.  TRANSFERABILITY.   A Participant's rights to benefit payments under the Plan
are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary.

2. BINDING EFFECT. The Plan shall bind and inure to the benefit of the Company, its affiliates and its successors by merger, consolidation, purchase or otherwise and the Participant and his or her heirs and legal representatives.

3. STATUS. The Plan does not confer upon the Participant any legal right to any specific amount of compensation, or to continue in the employ of the Company, nor does it restrict the right of the Participant to terminate his or her service.


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4.  WITHHOLDING.  The Company may deduct from any amounts being deferred or any payment, any amount required by law to be withheld.

5. OTHER COMPENSATION. The adoption of this Plan shall in no way be construed as limiting the power of the Board to adopt any other compensation arrangements it deems desirable.

6.  ENTIRE PLAN.   The Plan and the forms mentioned herein constitute the entire agreement between the Company and the Participant with respect hereto.

7. MODIFICATION AND TERMINATION. The Board of Directors of United Stationers Supply Co. at any time may amend, modify, suspend, reinstate or terminate this Plan in whole or in part or with respect to any Participant, provided that such action shall not adversely affect the rights of any Participant with respect to the amounts already deferred hereunder.

8. GOVERNING LAW. This Plan shall be governed by the laws of the State of Illinois. It is intended that the Plan complies with the provisions of the Internal Revenue Code and Regulations in effect at the time of its adoption. If such laws are later construed in such way as to make this Plan void, or its deferral benefits no longer available, then the Plan will be given effect in such manner as will best carry out the purposes and intentions of the parties.

9. NOTICES. Any notice in connection with the Plan shall be in writing and delivered in person or by registered or certified mail, return receipt requested. Date of delivery will be the date personally delivered or the date on the return receipt, if correctly addressed.

10. EFFECTIVE DATE AND TERM. The Plan shall be effective as of September 1, 1994 and shall continue until terminated by the Board.


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